W.W. GRAINGER, INC.

SUPPLEMENTAL FINANCIAL INFORMATION

For the Fourth Quarter Ended December 31, 2005

(Unaudited)

Company Contacts:

W. D. Chapman	847-535-0881
N. A. Hobor	847-535-0065

Issued: January 26, 2006

Fourth Quarter Highlights

•	Grainger reported record Fourth Quarter results:
•	Sales of $1.4 billion were up 10% versus 2004.
•	Operating earnings were $144.0 million, an increase of 15% versus 2004.
•	Earnings per share were $1.13, up 15% versus $0.98 in 2004.
•

Included in the $1.13 earnings per share for 2005 is a $0.10 benefit related to the resolution of certain tax contingencies. Included in the $0.98 earnings per share for 2004 is an $0.11 benefit related to the resolution of other tax contingencies. For 2006, the Company is projecting an effective tax rate of 38.9% versus the 2005 effective tax rate of 35.0%, which included the benefit mentioned above.

Contents
I.	EARNING REVIEW	2
II.	BALANCE SHEET DATA	4
III.	CASH FLOW DATA	5
IV.	BUSINESS SEGMENT RESULTS	6

	EXHIBITS
	A. Daily Sales Growth by Segment	9
	B. Sales by Segment	10
	C. Operating Earnings by Segment	12

W.W. Grainger, Inc. Supplemental Financial Information for the Fourth Quarter Ended December 31, 2005

I.	EARNINGS REVIEW

	Net Sales
	Three Months Ended			Full Year Ended
	($ in millions)
	12/31/05	12/31/04	Inc/(Dec)	12/31/05	13/31/04	Inc/(Dec)
Net Sales	$ 1,391	$ 1,265	10%	$ 5,527	$ 5,050	9%
		Sales Days		2005	2004
		Fourth Quarter		63	63
		Total Year		255	255

Sales in the fourth quarter benefited from a strong North American economy and ongoing strategic initiatives.

	Daily Sales Inc/(Dec) 2005 vs. 2004
2005 Month	Total Company	Branch-based Distribution	Lab Safety
October	11.3%	11.0%	15.7%
November	10.0%	9.6%	15.4%
December	8.4%	7.8%	18.1%
Fourth Quarter	9.9%	9.5%	16.4%
Full Year	9.4%	9.2%	12.9%

Sales were up 10% for the quarter driven by an increase in both segments. The increase in the Branch-based Distribution segment was led by strong sales to the government, contractor, manufacturing and natural resource sectors. Also contributing to the improvement was growth in the U.S. market expansion program. Partially offsetting these improvements was the negative effect of the wind-down of integrated supply and related automotive contracts. Lab Safety benefited from the 2005 acquisition of AW Direct.

W.W. Grainger, Inc. Supplemental Financial Information for the Fourth Quarter Ended December 31, 2005

	Operating Earnings
	Three Months Ended			Full Year Ended
	($ in millions)
	12/31/05	12/31/04	Inc/(Dec)	12/31/05	12/31/04	Inc/(Dec)
Operating Earnings	$144	$125	15%	$519	$441	18%
Operating Margin	10.4%	9.9%	0.5pp	9.4%	8.7%	0.7pp
ROIC*				25.9%	24.2%	1.7pp

The Company’s operating earnings were $144 million for the fourth quarter of 2005 versus $125 million for the fourth quarter of 2004. The operating earnings improvement was from both the Branch-based Distribution and Lab Safety segments, partially offset by higher operating expenses at headquarters. Contributing to the increase in expenses at headquarters were increased payroll costs and a $1.0 million donation to the American Red Cross.

The increase in ROIC was attributable to higher operating earnings.

Other Income and Expense

For the 2005 fourth quarter, “Other Income and Expense” was $5.1 million of income versus $2.3 million of income for the 2004 quarter. The increase was primarily attributable to net interest income driven by higher average cash balances and interest rates.

Income Taxes

The Company’s effective income tax rate was 30.3% for the 2005 fourth quarter and 29.5% for the 2004 fourth quarter. The 2005 rate included tax benefits related to a favorable revision to the estimate of income taxes for various state taxing jurisdictions and the resolution of federal and state tax contingencies. These benefits increased earnings per share by $0.10.

For 2004, the effective tax rate included the effects of a lower tax rate in Canada and the realization of tax benefits related to operations in Mexico and to capital losses; these reduced the rate 2.0 percentage points. The remaining reduction in the 2004 rate, which increased earnings per share by $0.11, was primarily the result of realized capital loss carrybacks related to investments in securities and the resolution of federal and state tax contingencies.

For 2006, the Company is projecting an effective tax rate of 38.9%, excluding the effects of equity in unconsolidated entities, versus the 2005 effective tax rate of 35.0%, which included the benefit mentioned above.

*See footnote, page 8.

W.W. Grainger, Inc. Supplemental Financial Information for the Fourth Quarter Ended December 31, 2005

II. BALANCE SHEET DATA

Selected Balance Sheet data as of December 31, 2005 (preliminary) and 2004 follow:

	2005	2004
ASSETS	($ in thousands)
Cash and Cash Equivalents	$ 544,894	$ 429,246
Accounts Receivable – net (1)	518,625	480,893
Inventories (2)	791,212	700,559
Other Current Assets	141,559	144,015
Total Current Assets	1,996,290	1,754,713
Property, Buildings and Equipment – net (3)	770,625	761,573
Investments in Unconsolidated Entities	25,155	26,126
All Other Assets (4)	314,696	267,161
Total Assets	$ 3,106,766	$ 2,809,573

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Maturities of Long-Term Debt	$ 4,590	$ 9,485
Trade Accounts Payable	319,254	289,388
Other Current Liabilities	403,191	363,561
Total Current Liabilities	727,035	662,434
Long-Term Debt	4,895	-
All Other Liabilities	85,507	79,169
Shareholders’ Equity (5)	2,289,329	2,067,970
Total Liabilities and Shareholders’ Equity	$ 3,106,766	$ 2,809,573

(1)	Accounts receivable – net increased by $38 million, or 8%, due primarily to higher sales.
(2)	Inventories increased by $91 million, or 13%, primarily in the Branch-based Distribution segment, due to volume increases, higher targeted service levels and market expansion.
(3)

Property, buildings and equipment – net was up due to market expansion and technology initiatives. Depreciation and amortization of property, buildings, and equipment amounted to $27 million for the 2005 fourth quarter and $19 million for the 2004 fourth quarter.

(4)	Other assets increased $48 million, or 18%, due primarily to intangibles from the acquisition of the assets of AW Direct and increased capitalized software.
(5)

Common stock outstanding as of December 31, 2005 was 89,715,641 shares as compared with 90,597,427 shares at December 31, 2004. The Company repurchased 269,900 shares during the 2005 fourth quarter bringing the total for the year to 2.4 million shares. As of December 31, 2005, approximately 4.7 million shares of common stock remained under the current share repurchase authorization.

W.W. Grainger, Inc. Supplemental Financial Information for the Fourth Quarter Ended December 31, 2005

III. CASH FLOW DATA

The following is a summarized cash flow statement for the twelve months ended

December 31, 2005 (preliminary) and 2004:

	Full Year Ended December 31,
	($ in thousands)
	2005	2004
Cash Flows from Operating Activities:
Net Earnings	$ 346,324	$ 286,923
Depreciation and Amortization	108,782	98,256
(Income) in Unconsolidated Entities	(2,809)	(996)
(Increase) Decrease in Accounts Receivable – net	(35,146)	(44,776)
(Increase) Decrease in Inventories	(84,031)	(30,728)
(Increase) Decrease in Prepaid Expenses	(6,251)	(9,087)
Increase (Decrease) in Trade Accounts Payable	27,121	29,302
Increase (Decrease) in Other Current Liabilities	47,690	66,305
Other – net	30,850	11,288

Net Cash Provided by Operating Activities	432,530	406,487

Cash Flows from Investing Activities:
Additions to Property, Buildings and Equipment – net	(97,261)	(110,660)
Additions for Capitalized Software	(44,950)	(32,482)
Net Cash Paid for Business Acquisition	(24,723)	-
Other – net	4,044	750

Net Cash Used in Investing Activities	(162,890)	(142,392)

Cash Flows from Financing Activities:
Net Decrease in Long-Term Debt	-	(140,800)
Cash Dividends Paid and Purchase of Treasury Stock – net	(220,136)	(172,115)
Other – net	65,997	72,275

Net Cash Used in Financing Activities	(154,139)	(240,640)

Exchange Rate Effect on Cash and Cash Equivalents	147	2,967

Net Increase in Cash and Cash Equivalents from beginning of year	$ 115,648	$ 26,422

W.W. Grainger, Inc. Supplemental Financial Information for the Fourth Quarter Ended December 31, 2005

IV. BUSINESS SEGMENT RESULTS

	BRANCH-BASED DISTRIBUTION
	Three Months Ended			Full Year Ended
	($ in millions)
	12/31/05	12/31/04	Inc/(Dec)	12/31/05	12/31/04	Inc/(Dec)
Net Sales	$1,300	$1,187	10%	$5,150	$4,716	9%
Operating Earnings	$154	$134	14%	$537	$466	15%
Operating Margin	11.8%	11.3%	0.5pp	10.4%	9.9%	0.5pp
ROIC*				28.7%	27.3%	1.4pp

North American Branch Network

Number of Branches

	2005 Fourth Quarter
	09/30/05	Opened	Closed	12/31/05
United States
Branch	398	3	(1)	400
Will Call Express	16	2	-	18
Canada	165	2	(2)	165
Mexico	6	-	-	6
Total	585	7	(3)	589

	2005 Year-to-Date
	12/31/04	Opened	Closed	12/31/05
United States
Branch	394	16	(10)	400
Will Call Express	16	5	(3)	18
Canada	166	6	(7)	165
Mexico	6	-	-	6
Total	582	27	(20)	589

Net Sales – Sales for this segment were up 10% for the quarter benefiting from a strong North American economy and the positive results from ongoing strategic initiatives in the United States.

Sales in the United States were up 9% versus 2004 reflecting growth across most customer segments, led by the government, contractor, manufacturing and natural resource sectors. National account sales within all customer segments were up 11% for the quarter. The wind-down of integrated supply and related automotive contracts reduced sales by approximately 2 percentage points.

*See footnote, page 8.

W.W. Grainger, Inc. Supplemental Financial Information for the Fourth Quarter Ended December 31, 2005

BRANCH-BASED DISTRIBUTION (continued)

Results for the market expansion program were as follows:

	Fourth Quarter
	Sales Increase 2005 vs. 2004	Estimate of Completion
Phase 1 (Atlanta, Denver, Seattle)	15%	100%
Phase 2 (Four markets in Southern California)	13%	90%
Phase 3 (Houston, St. Louis, Tampa)	16%	70%

Overall, market expansion contributed approximately 1 percentage point to the 10% sales growth.

Sales in Canada increased 15% for the quarter versus 2004 due to a stronger economy, primarily in the natural resources sector, and the effect of a favorable Canadian exchange rate. In local currency, sales for this business were up 11%.

Sales in Mexico were up 17% for the quarter versus 2004 driven by an expanded telesales operation, higher sales to national account customers and a stronger economy.

Operating Earnings – Branch-based operating earnings for the 2005 fourth quarter were up 14% compared with the 2004 period, the result of higher sales and improved gross profit margins, partially offset by operating expenses, which grew faster than sales. The market expansion initiative approached break-even from an operating earnings standpoint for the fourth quarter versus a loss in the 2004 quarter.

The gross profit margin was up 1.2 percentage points versus the comparable 2004 quarter. Contributing to the improvement in gross profit margin were selling price category mix and the positive effect of product mix, partially offset by higher freight costs and a lower margin in Canada. A major driver of the improvement in the selling price category mix was reduced sales to integrated supply and automotive customers.

The operating expense growth was primarily driven by increased costs related to market expansion and the SAP implementation, higher payroll costs, an increase in the number of sales representatives and higher sales commissions.

W.W. Grainger, Inc. Supplemental Financial Information for the Fourth Quarter Ended December 31, 2005

	LAB SAFETY
	Three Months Ended			Full Year Ended
	($ in millions)
	12/31/05	12/31/04	Inc/(Dec)	12/31/05	12/31/04	Inc/(Dec)
Net Sales	$91	$78	16%	$380	$337	13%
Operating Earnings	$12	$9	31%	$53	$45	16%
Operating Margin	13.1%	11.6%	1.5pp	13.9%	13.5%	0.4pp
ROIC*				36.6%	37.4%	(0.8)pp

Net Sales – Sales increased 16% for the quarter for Lab Safety, the Company’s direct marketing business, primarily due to the acquisition of AW Direct in January 2005. The rest of the business grew by 5% in the quarter.

Operating Earnings – Operating earnings for the 2005 fourth quarter were up 31%. The improvement in operating earnings was due to higher sales, improved earnings leverage and the benefit from the results of AW Direct.

*Footnote:

The GAAP financial statements are the source for all amounts used in the Return on Invested Capital (ROIC) calculation. ROIC is calculated using annualized operating earnings based on year-to-date operating earnings divided by a thirteen point average for net working assets. Net working assets are working assets minus working liabilities defined as follows: working assets equal total assets less cash equivalents (non-operating cash), deferred taxes, and investments in unconsolidated entities, plus the LIFO reserve. Working liabilities are the sum of trade payables, accrued compensation and benefits, accrued contributions to employees’ profit sharing plans, and accrued expenses.

Forward-Looking Statements

This document may contain forward-looking statements under the federal securities laws. The forward-looking statements relate to the Company’s expected future financial results and business plans, strategies and objectives and are not historical facts. They are generally identified by qualifiers such as “estimate of completion” , “projecting” or similar expressions. There are risks and uncertainties the outcome of which could cause the Company’s results to differ materially from what is projected. The forward-looking statements should be read in conjunction with the Company’s most recent annual report, as well as the Company’s Form 10-K and other reports filed with the Securities and Exchange Commission, containing a discussion of the Company’s business and of various factors that may affect it.

–End–

W.W. Grainger, Inc. Supplemental Financial Information for the Fourth Quarter Ended December 31, 2005

EXHIBIT A

Daily Sales Growth

By Segment

	2005 vs. 2004			2004 vs. 2003
Month	Company	Branch-based Distribution	Lab Safety	Company	Branch-based Distribution	Lab Safety
January	10.4%	10.9%	3.0%	4.7%	3.8%	19.6%
February	10.3%	10.0%	15.2%	5.9%	5.1%	17.4%
March	5.9%	5.6%	8.7%	7.4%	6.8%	16.6%
First Quarter	8.7%	8.7%	9.0%	6.1%	5.3%	18.1%

April	11.6%	11.2%	15.6%	6.1%	5.6%	12.0%
May	5.6%	5.1%	13.7%	8.6%	8.7%	5.9%
June	10.5%	10.5%	11.5%	6.6%	6.5%	7.2%
Second Quarter	9.3%	9.0%	13.6%	7.1%	7.0%	8.3%

July	10.9%	10.9%	10.3%	7.4%	7.0%	13.9%
August	9.2%	8.9%	13.8%	8.9%	8.9%	8.7%
September	9.3%	9.0%	13.9%	8.7%	8.9%	5.5%
Third Quarter	9.8%	9.6%	12.9%	8.4%	8.3%	9.3%

October	11.3%	11.0%	15.7%	9.7%	9.9%	6.3%
November	10.0%	9.6%	15.4%	8.3%	8.7%	2.4%
December	8.4%	7.8%	18.1%	16.2%	16.7%	8.4%
Fourth Quarter	9.9%	9.5%	16.4%	11.3%	11.7%	5.7%

Full Year	9.4%	9.2%	12.9%	8.2%	8.0%	10.2%

W.W. Grainger, Inc. Supplemental Financial Information for the Fourth Quarter Ended December 31, 2005

EXHIBIT B

Sales by Segment

($000’s)

4th Quarter
	Three Months ended December 31, 2005
	Branch-based Distribution	Lab Safety	Totals
Total net sales	1,300,118	91,211	1,391,329
Intersegment net sales	(50)	(673)	(723)
Net sales to external customers	1,300,068	90,538	1,390,606
	Three Months ended December 31, 2004
	Branch-based Distribution	Lab Safety	Totals
Total net sales	1,187,306	78,391	1,265,697
Intersegment net sales	(201)	(541)	(742)
Net sales to external customers	1,187,105	77,850	1,264,955
2005 vs. 2004
Total net sales	9.5%	16.4%	9.9%
Intersegment net sales	-75.1%	24.4%	-2.6%
Net sales to external customers	9.5%	16.3%	9.9%

Year
	Twelve Months ended December 31, 2005
	Branch-based Distribution	Lab Safety	Totals
Total net sales	5,150,213	380,091	5,530,304
Intersegment net sales	(1,117)	(2,551)	(3,668)
Net sales to external customers	5,149,096	377,540	5,526,636
	Twelve Months ended December 31, 2004
	Branch-based Distribution	Lab Safety	Totals
Total net sales	4,716,207	336,720	5,052,927
Intersegment net sales	(1,064)	(2,078)	(3,142)
Net sales to external customers	4,715,143	334,642	5,049,785
2005 vs. 2004
Total net sales	9.2%	12.9%	9.4%
Intersegment net sales	5.0%	22.8%	16.7%
Net sales to external customers	9.2%	12.8%	9.4%

W.W. Grainger, Inc. Supplemental Financial Information for the Fourth Quarter Ended December 31, 2005

EXHIBIT B

Sales by Segment

($000’s)

1st Quarter
	Three Months ended March 31, 2005
	Branch-based Distribution	Lab Safety	Totals
Total net sales	1,242,255	93,483	1,335,738
Intersegment net sales	(214)	(644)	(858)
Net sales to external customers	1,242,041	92,839	1,334,880
	Three Months ended March 31, 2004
	Branch-based Distribution	Lab Safety	Totals
Total net sales	1,143,056	85,779	1,228,835
Intersegment net sales	(610)	(426)	(1,036)
Net sales to external customers	1,142,446	85,353	1,227,799
2005 vs. 2004
Total net sales	8.7%	9.0%	8.7%
Intersegment net sales	-64.9%	51.2%	-17.2%
Net sales to external customers	8.7%	8.8%	8.7%

2nd Quarter
	Three Months ended June 30, 2005
	Branch-based Distribution	Lab Safety	Totals
Total net sales	1,276,084	97,668	1,373,752
Intersegment net sales	(441)	(503)	(944)
Net sales to external customers	1,275,643	97,165	1,372,808
	Three Months ended June 30, 2004
	Branch-based Distribution	Lab Safety	Totals
Total net sales	1,170,563	85,987	1,256,550
Intersegment net sales	(56)	(520)	(576)
Net sales to external customers	1,170,507	85,467	1,255,974
2005 vs. 2004
Total net sales	9.0%	13.6%	9.3%
Intersegment net sales	687.5%	-3.3%	63.9%
Net sales to external customers	9.0%	13.7%	9.3%

3rd Quarter
	Three Months ended September 30, 2005
	Branch-based Distribution	Lab Safety	Totals
Total net sales	1,331,756	97,729	1,429,485
Intersegment net sales	(412)	(731)	(1,143)
Net sales to external customers	1,331,344	96,998	1,428,342
	Three Months ended September 30, 2004
	Branch-based Distribution	Lab Safety	Totals
Total net sales	1,215,282	86,563	1,301,845
Intersegment net sales	(197)	(591)	(788)
Net sales to external customers	1,215,085	85,972	1,301,057
2005 vs. 2004
Total net sales	9.6%	12.9%	9.8%
Intersegment net sales	109.1%	23.7%	45.1%
Net sales to external customers	9.6%	12.8%	9.8%

W.W. Grainger, Inc. Supplemental Financial Information for the Fourth Quarter Ended December 31, 2005

EXHIBIT C

Operating Earnings by Segment

($000’s)

4th Quarter
	Three Months ended December 31, 2005
	Branch-based Distribution	Lab Safety	Totals
Total operating earnings	153,852	11,935	165,787
Unallocated expenses and eliminations	-	-	(21,830)
Total consolidated operating earnings	153,852	11,935	143,957
	Three Months ended December 31, 2004
	Branch-based Distribution	Lab Safety	Totals
Total operating earnings	134,489	9,085	143,574
Unallocated expenses and eliminations	-	-	(18,113)
Total consolidated operating earnings	134,489	9,085	125,461
2005 vs. 2004	14.4%	31.4%	14.7%

Year
	Twelve Months ended December 31, 2005
	Branch-based Distribution	Lab Safety	Totals
Total operating earnings	536,641	52,712	589,353
Unallocated expenses and eliminations	-	-	(70,364)
Total consolidated operating earnings	536,641	52,712	518,989
	Twelve Months ended December 31, 2004
	Branch-based Distribution	Lab Safety	Totals
Total operating earnings	465,545	45,467	511,012
Unallocated expenses and eliminations	-	-	(69,758)
Total consolidated operating earnings	465,545	45,467	441,254
2005 vs. 2004	15.3%	15.9%	17.6%

W.W. Grainger, Inc. Supplemental Financial Information for the Fourth Quarter Ended December 31, 2005

EXHIBIT C

Operating Earnings by Segment

($000’s)

1st Quarter
	Three Months ended March 31, 2005
	Branch-based Distribution	Lab Safety	Totals
Total operating earnings	113,145	13,628	126,773
Unallocated expenses and eliminations	-	-	(13,816)
Total consolidated operating earnings	113,145	13,628	112,957
	Three Months ended March 31, 2004
	Branch-based Distribution	Lab Safety	Totals
Total operating earnings	107,098	11,814	118,912
Unallocated expenses and eliminations	-	-	(18,212)
Total consolidated operating earnings	107,098	11,814	100,700
2005 vs. 2004	5.6%	15.4%	12.2%

2nd Quarter
	Three Months ended June 30, 2005
	Branch-based Distribution	Lab Safety	Totals
Total operating earnings	130,001	13,546	143,547
Unallocated expenses and eliminations	-	-	(17,354)
Total consolidated operating earnings	130,001	13,546	126,193
	Three Months ended June 30, 2004
	Branch-based Distribution	Lab Safety	Totals
Total operating earnings	113,568	12,130	125,698
Unallocated expenses and eliminations	-	-	(18,330)
Total consolidated operating earnings	113,568	12,130	107,368
2005 vs. 2004	14.5%	11.7%	17.5%

3rd Quarter
	Three Months ended September 30, 2005
	Branch-based Distribution	Lab Safety	Totals
Total operating earnings	139,643	13,603	153,246
Unallocated expenses and eliminations	-	-	(17,364)
Total consolidated operating earnings	139,643	13,603	135,882
	Three Months ended September 30, 2004
	Branch-based Distribution	Lab Safety	Totals
Total operating earnings	110,390	12,438	122,828
Unallocated expenses and eliminations	-	-	(15,103)
Total consolidated operating earnings	110,390	12,438	107,725
2005 vs. 2004	26.5%	9.4%	26.1%

W.W. Grainger, Inc. Supplemental Financial Information for the Fourth Quarter Ended December 31, 2005